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                                                                    Exhibit 99.3

                             2002 STOCK OPTION PLAN
                                       OF
                          SECURE COMPUTING CORPORATION

1.       Purpose of this Plan

         The purpose of this 2002 Stock Option Plan of Secure Computing Corporation is to enhance the long-term stockholder value of Secure Computing Corporation by offering opportunities to eligible individuals to participate in the growth in value of the equity of Secure Computing Corporation.

2.       Definitions and Rules of Interpretation

         2.1 Definitions. This Plan uses the following defined terms:

         (a) "Administrator" means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

         (b) "Affiliate" means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

         (c) "Applicable Law" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

         (d) "Board" means the board of directors of the Company.

         (e) "Code" means the Internal Revenue Code of 1986.

         (f) "Committee" means a committee composed of Company Directors appointed in accordance with the Company's charter documents and Section 4.

         (g) "Company" means Secure Computing Corporation, a Delaware corporation.

         (h) "Company Director" means a member of the Board.

         (i) "Consultant" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

         (j) "Director" means a member of the board of directors of the Company or an Affiliate.

         (k) "Divestiture" means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

         (l) "Effective Date" means the effective date of this Plan.

         (m) "Employee" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate,

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but not individuals who are classified by the Company or an Affiliate as: (i)
leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation, or otherwise. An Optionee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Optionee's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

         (n) "Event" means any transaction or event that the Board specifies as an Event under Section 10.4.

         (o) "Exchange Act" means the Securities Exchange Act of 1934.

         (p) "Executive" means, if the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under to Section 12 of the Exchange Act, "Executive" means any (i) Director, (ii) any officer elected or appointed by the Board, or (iii) any beneficial owner of more than 10% of any class of the Company's equity securities.

         (q) "Expiration Date" means, with respect to an Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of an Optionee's Termination or any other event that would shorten that period.

         (r) "Fair Market Value" means the value of Shares as determined under
Section 17.2.

         (s) "Fundamental Transaction" means any transaction or event described in Section 10.3.

         (t) "Grant Date" means the date the Administrator approves the grant of an Option. However, if the Administrator specifies that an Option's Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Option is that future date or the date that the condition is satisfied.

         (u) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

         (v) "Incumbent Board" shall have the meaning set forth in Section 10.4.

         (w) "Nonstatutory Option" means any Option other than an Incentive Stock Option.

         (x) "Officer" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

         (y) "Option" means a right to purchase Shares of the Company granted under this Plan.

         (z) "Option Agreement" means the document evidencing the grant of an Option.


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         (aa) "Option Price" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

         (bb) "Option Shares" means Shares covered by an outstanding Option or purchased under an Option.

         (cc) "Optionee" means: (i) a person to whom an Option has been granted, including a holder of a Substitute Option, (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16, and (iii) a person who holds Option Shares subject to any right of repurchase under Section 15.2.

         (dd) "Outstanding Company Common Stock" shall have the meaning set forth in Section 10.4.

         (ee) "Outstanding Company Voting Securities" shall have the meaning set forth in Section 10.4.

         (ff) "Plan" means this 2002 Stock Option Plan of Secure Computing Corporation.

         (gg) "Qualified Domestic Relations Order" means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code except that references to the "plan" in that definition shall be to this Plan.

         (hh) "Reverse Vesting" means that an Option is or was fully exercisable but that, subject to a "reverse" vesting schedule, the Company has a right to repurchase the Option Shares as specified in Section 15.2(a), with the Company's right of repurchase expiring in accordance with a "forward" vesting schedule that would otherwise have applied to the Option under which the Option Shares were purchased or other vesting schedule described in the Option Agreement.

         (ii) "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

         (jj) "Securities Act" means the Securities Act of 1933.

         (kk) "Share" means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

         (ll) "Substitute Option" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

         (mm) "Termination" means that the Optionee has ceased to be, with or without any cause or reason, an Employee, Director, or Consultant. However, unless so determined by the Administrator, "Termination" shall not include a change in status from an Employee, Consultant, or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

         2.2 Rules of Interpretation. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule


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or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.       Shares Subject to this Plan; Term of this Plan

         3.1 Number of Option Shares. Subject to adjustment under Section 10, the maximum number of Shares that may be issued under this Plan is 1,000,000. If an Option is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Option shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan shall not be available for re-grant even if repurchased by the Company.

         3.2 Source of Shares. Option Shares may be authorized but unissued Shares.

         3.3 Term of this Plan

         (a) This Plan shall be effective on the date it is approved by the Board. If the Company's stockholders do not approve this Plan within 12 months after the Board approves this Plan, then no Incentive Stock Option may be granted under this Plan.

         (b) This Plan has no set termination date. However, it may be terminated as provided in Section 13. Moreover, no Incentive Stock Option may be granted after the time described in Section 7(b).

4. Administration

         4.1 General

         (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the Administrator, the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Options to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or the Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

         (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 who are "outside directors" as defined in Section 162(m) of the Code.

         4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

         (a) to grant Options, including Substitute Options;

         (b) to determine the Fair Market Value of Shares;

         (c) to determine the Option Price of Options;


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         (d) to select the Optionees;

         (e) to determine the times Options are granted;

         (f) to determine the number of Shares subject to each Option;

         (g) to determine the types of payment that may be used to purchase Option Shares;

         (h) to determine the types of payment that may be used to satisfy withholding tax obligations;

         (i) to determine the other terms of each Option, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an Option is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

         (j) to modify or amend any Option;

         (k) to authorize any person to sign any Option Agreement or other document related to this Plan on behalf of the Company;

         (l) to determine the form of any Option Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

         (m) to interpret this Plan and any Option Agreement or document related to this Plan;

         (n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Option Agreement or any other document related to this Plan;

         (o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

         (p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Optionees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Optionees;

         (q) to determine whether a transaction or event should be treated as an Event, a Divestiture or neither;

         (r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as an Event or a Divestiture, then the effect of that Event or Divestiture; and

         (s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

         4.3 Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right, or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, the Committee, or other Administrator need not treat all persons eligible to receive Options, all Optionees, all Options or


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all Option Shares the same way. However, the discretion of the Board, the
Committee, or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

5.       Persons Eligible to Receive Options

         5.1 Eligible Individuals. Options (including Substitute Options) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate, provided that Incentive Stock Options many only be granted to Employees, as provided in Section 7(g).

         5.2 Section 162(m) Limitation. So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company to purchase more than 750,000 Shares, subject to adjustment under Section 10, and (b) Options may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Options that may be granted to any individual under this
Section 5.2.

6.       Terms and Conditions of Options

         The following rules apply to all Options:

         6.1 Price. No Option may have an Option Price less than 50% of the Fair Market Value of the Shares on the Grant Date. No Option intended as "qualified incentive-based compensation" within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

         6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than 10 years after its Grant Date. The term of an Incentive Stock Option shall be subject to Sections 7.2(a) and 7.2(e).

         6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or
(b) in accordance with a schedule related to the Grant Date, the date the Optionee's directorship, employment, or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the Option Shares. The vesting of Incentive Stock Options shall be subject to
Section 7(c).

         6.4 Form of Payment

         (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

         (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.


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         (c) In addition, the Administrator may permit payment to be made by any of the following methods:

                  (i) other Shares, or the designation of other Shares, which
         (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) are "mature" shares for purposes of avoiding variable accounting treatment under generally accepted accounting principals (generally, mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and
         (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

                  (ii) provided that a public market exists for the Shares, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") under which the Optionee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a "Cashless Exercise");

                  (iii) one or more full recourse promissory notes bearing interest at a fair market value rate, at the time of the exercise of the Option, that is also at least sufficient to avoid imputation of interest under Sections 483, 1274, and 7872 of the Code and with such other terms as the Administrator specifies, except that the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, if that is required by Applicable Law, and the Company shall at all times comply with any applicable margin rules of the Federal Reserve;

                  (iv) cancellation of any debt owed by the Company or by any Affiliate to the Optionee, including, without limitation, waiver of compensation due or accrued for services previously rendered to the Company; and

                  (v) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

         (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

         6.5 Nonassignability of Options. Except as set forth in any Option Agreement or as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order and Options may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only assigned subject to Section 7(h)

         6.6 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.


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7.       Incentive Stock Options

         The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

         (a) The Expiration Date of an Incentive Stock Option shall not be later than 10 years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of 10 years from its Grant Date.

         (b) No Incentive Stock Option may be granted more than 10 years from the date this Plan was approved by the Board.

         (c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

         (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

         (e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A "Ten Percent Stockholder" is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

         (f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

         (g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).


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         (h) No rights under an Incentive Stock Option may be transferred by the
Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company's compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

         (i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee's Termination for any reason other than the Optionee's death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, the three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, three months after the Optionee's Termination.

         (j) An Incentive Stock Options may be modified by the Board.

8. Consulting or Employment Relationship

         Nothing in this Plan or in any Option Agreement, and no Option or the fact that Option Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Optionee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

9.       Exercise of Options

         9.1 In General. An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

         9.2 Time of Exercise. An Option shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

         9.3 Issuance of Option Shares. The Company shall issue Option Shares in the name of the person properly exercising the Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a stockholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 10.


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9.4      Termination

         (a) In General. Except as provided in an Option Agreement or in writing by the Administrator, and as otherwise provided in Sections 9.4(b), (c), (d),
(e), (f), (g) and (h), after an Optionee's Termination the Optionee's Options shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

         (b) Leaves of Absence. Unless otherwise provided in the Option Agreement, no Option may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Options shall not continue to vest during a leave of absence.

         (c) Death or Disability. Unless otherwise provided by the Administrator or in the Option Agreement, if an Optionee's Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Optionee to the extent exercisable at the date of that Termination may be exercised for [one year] after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. Death or disability occurring after an Optionee's Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

         (d) Divestiture. If an Optionee's Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4.

         (e) Retirement. Unless otherwise provided in the Option Agreement or by the Administrator in writing, if an Optionee's Termination is due to the Optionee's retirement in accordance with the Company's or an Affiliate's retirement policy, all Options of that Optionee to the extent exercisable at the Optionee's date of retirement may be exercised for [three months] after the Optionee's date of retirement, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

         (f) Severance Programs. Unless otherwise provided in the Option Agreement or by the Administrator in writing, if an Optionee's Termination results from participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board, all Options of that Employee to the extent exercisable at the time of that Termination shall be exercisable for three months after the Optionee's Termination, but in no event after the Expiration Date. If the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

         (g) Termination for Cause. If an Optionee's Termination is due to breach by the Optionee of any provision of a Key Employment Agreement or of a Secure Computing Corporation Employment Agreement, all of the Optionee's Options shall automatically terminate and cease to be exercisable at the time of such termination and all Options exercised after the first event constituting cause may be rescinded by the Administrator.


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         (h) Reverse Vesting. Under any circumstances stated in this Section 9.4 in which all unvested Options of an Optionee immediately vest, the Company's repurchase rights shall lapse on all Option Shares held by that Optionee which are subject to Reverse Vesting.

10.      Certain Transactions and Events

         10.1 In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale, or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.

         10.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or an Event), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Options that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Option Price and number and class of securities issuable under each outstanding Option, and (d) the repurchase price of any securities substituted for Option Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

         10.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a "Fundamental Transaction"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution in exchange for Options of options on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) (an "assumption" of Options) on such terms and conditions as the Board determines are appropriate, (b) accelerate the vesting and termination of outstanding Options, in whole or in part, so that Options can be exercised before or otherwise in connection with the closing or completion of a Fundamental Transaction or event but then terminate, (c) cancel or arrange for the cancellation of Options in exchange for cash payments to Optionees, and (d) either arrange for any repurchase rights of the Company with respect to Option Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Option Shares. The Board need not adopt the same rules for each Option or each Optionee.

         10.4 Events. The majority of the "Incumbent Board" (as defined below) may also, but need not, specify that other transactions or events constitute an "Event," as set forth below. In connection with an Event, notwithstanding any other provision of this Plan, the Incumbent Board may take any one or more of the actions described in Section 10.3. In addition, the Incumbent Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Incumbent Board need not adopt the same rules for each Option or each Optionee Examples of transactions or events that the Incumbent Board may treat as an Event are:

         (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% (except for acquisitions by any individual, entity or group that, prior to the Effective Date, owns 20% or more of any class of capital stock of the Company) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or


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

(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                  (A) any acquisition of voting securities of the Company directly from the Company,

                  (B) any acquisition of voting securities of the Company by the Company or any of its wholly owned "Subsidiaries" (as defined in Section 424 of the Code),

                  (C) any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                  (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

         (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Company Director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Company Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;

         (3) Approval by the stockholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

         (4) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the

Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         Notwithstanding the above, an Event shall not be deemed to occur with respect to an Optionee if the acquisition of the 20% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that Optionee or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or sale or other disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that Optionee.

         10.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a "Divestiture". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Options or Option Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Option or each Optionee.

         10.6 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Options to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company's repurchase rights on Option Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

         10.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Optionee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Optionee in connection with any transaction or event addressed in this Section 10, would be greater if one or more of those steps were not taken with respect to that Optionee's Options or Option Shares, then and to that extent one or more of those steps shall not be taken.

11.      Withholding and Tax Reporting

         11.1 Tax Withholding Option

         (a) General. Whenever Option Shares are issued or become free of restrictions, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares or release Option Shares from an escrow or permit a transfer of Option Shares until the Optionee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Options is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

         (b) Method of Payment. The Optionee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Optionee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Option Shares to be withheld to pay required withholding. If the Administrator permits Option Shares to be withheld, the Fair Market Value of the Option Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

         11.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.      Compliance with Law

         The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.      Amendment or Termination of this Plan or Outstanding Options

         13.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

         13.2 Stockholder Approval. The Company shall obtain the approval of the Company's stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Options intended to be Incentive Stock Options. The Board may also, but need not, require that the Company's stockholders approve any other amendments to this Plan.

         13.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan, or the Option to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in
Section 10, is in the best interests of the Company or its stockholders. The Administrator may, but need not, take the tax consequences to affected Optionees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination or Option Shares issued under such Options even if those Option Shares are issued after the termination.

14.      Reserved Rights

         14.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

         14.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options, or the issuance of Option Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

15.      Special Arrangements Regarding Option Shares

         15.1 Escrows and Pledges. To enforce any restrictions on Option Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Option Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Optionee who delivers a promissory note as partial or full consideration for the purchase of Option Shares will be required to pledge and deposit, with the Company, some or all of the Option Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral, unless stated otherwise in the Option Agreement and the note.

15.2     Repurchase Rights

         (a) Reverse Vesting. If an Option is subject to Reverse Vesting, the Company shall have the right, during the seven months after the Optionee's Termination, to repurchase any or all of the Option Shares that were unvested as of the date of that Termination, for a price equal to the lower of: (i) the Option Price for such Shares, minus the amount of any cash dividends paid or payable with respect to the Option Shares for which the record date precedes the repurchase, and (ii) the Fair Market Value of those Option Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Option Shares were purchased in whole or in part for a promissory note, cancellation of indebtedness under that note, or a combination of those means. The Company may assign this right of repurchase.

         (b) Procedure. The Company or its assignee may choose to give the Optionee a written notice of exercise of its repurchase rights under this
Section 15.2. However, the Company's failure to give such a notice shall not affect its rights to repurchase Option Shares. The Company must, however, tender the repurchase price during the period specified in this Section 15.2 for exercising its repurchase rights in order to exercise such rights.

16.      Beneficiaries

         An Optionee may file a written designation of one or more beneficiaries who are to receive the Optionee's rights under the Optionee's Options after the Optionee's death. An Optionee may change such a designation at any time by written notice. If an Optionee designates a beneficiary, the beneficiary may exercise the Optionee's Options after the Optionee's death. If an Optionee dies when the Optionee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Optionee's estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Optionee's will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

17.      Miscellaneous

         17.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

         17.2 Determination of Value. Fair Market Value shall be determined as follows:

         (a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "Value Date") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

         (b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

         (c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company's net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and
(iii) any other relevant factors, including the economic outlook for the Company and the Company's industry, the Company's position in that industry, the Company's goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

         17.3 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

         17.4 Electronic Communications. Any Option Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

         17.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Options or Option Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Adopted by the Board on:            ________________

Approved by the stockholders on:    ________________

Effective date of this Plan:        ________________





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